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Exhibit 99.1

Intel Corporation
2200 Mission College Blvd.
Santa Clara, CA 95054-1549
News Release

Intel Raises Second-Quarter and Full-Year Revenue and Gross Margin Expectations

SANTA CLARA, Calif., June 12, 2014 - As a result of stronger than expected demand for business PCs, Intel Corporation now expects second-quarter revenue to be $13.7 billion, plus or minus $300 million, as compared to the previous range of $13.0 billion, plus or minus $500 million. The company is forecasting the mid-point of the gross margin range to increase by 1 point to 64 percent, plus or minus a couple of percentage points, driven mostly by higher PC unit volume. R&D plus MG&A spending is expected to be approximately $4.9 billion, $100 million higher than the prior expectation of approximately $4.8 billion, driven largely by revenue- and profit-dependent items. The tax rate for the second quarter is expected to be 28 percent as compared to the prior expectation of 27 percent due to higher profits in higher tax jurisdictions. The expectation for second-quarter depreciation remains unchanged.

Intel now expects some revenue growth for the year as compared to the previous outlook of approximately flat. The change in outlook is driven mostly by strong demand for business PCs. The company will provide additional commentary on all business segments when it reports second-quarter earnings on July 15. The full-year gross margin percentage is now expected to be in the upper half of the previous range of 61 percent, plus or minus a few percentage points, driven mostly by expected improvements in unit cost and volume. A new full-year gross margin range will be provided on July 15. Full-year R&D plus MG&A spending is expected to be $19.2 billion, plus or minus $200 million, higher than the prior expectation of $18.9 billion, plus or minus $200 million, driven mostly by revenue- and profit-dependent items. The tax rate for each of the remaining quarters of 2014 is expected to be 28 percent, as compared to the prior expectation of 27 percent due to higher profits in higher tax jurisdictions. The expectations for full-year depreciation and capital spending are unchanged. No other guidance from the April 15 earnings release remains in effect.

Business Outlook
Intel’s second-quarter Business Outlook was originally published in the company’s first-quarter 2014 earnings release, available at intc.com. The company is scheduled to report its second-quarter financial results on July 15.
Intel’s updated Business Outlook does not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments and other significant transactions that may be completed after June 12. Intel’s updated Business Outlook is posted on intc.com and may be reiterated in public or private meetings with investors and others. The updated Business Outlook will be effective through the close of business on June 17, unless earlier updated. Intel’s Quiet Period will start from the close of business on June 17 until publication of the company’s second-quarter earnings release, scheduled for July 15. During the Quiet Period, all of the Business Outlook and other forward-looking statements disclosed in the company’s news releases and filings with the SEC should be considered as historical, speaking as of prior to the Quiet Period only and not subject to an update by the company.

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Risk Factors
The above statements and any others in this document that refer to plans and expectations for the second quarter, the year and the future are forward-looking statements that involve a number of risks and uncertainties. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should” and their variations identify forward-looking statements. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Many factors could affect Intel’s actual results, and variances from Intel’s current expectations regarding such factors could cause actual results to differ materially from those expressed in these forward-looking statements. Intel presently considers the following to be important factors that could cause actual results to differ materially from the company’s expectations.

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Intel's gross margin percentage could vary significantly from expectations based on capacity utilization; variations in inventory valuation, including variations related to the timing of qualifying products for sale; changes in revenue levels; segment product mix; the timing and execution of the manufacturing ramp and associated costs; excess or obsolete inventory; changes in unit costs; defects or disruptions in the supply of materials or resources; and product manufacturing quality/yields. Variations in gross margin may also be caused by the timing of Intel product introductions and related expenses, including marketing expenses, and Intel's ability to respond quickly to technological developments and to introduce new products or incorporate new features into existing products, which may result in restructuring and asset impairment charges.

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Demand for Intel's products is highly variable and, in recent years, Intel has experienced declining orders in the traditional PC market segment. Demand could be different from Intel's expectations due to factors including changes in business and economic conditions; consumer confidence or income levels; customer acceptance of Intel’s and competitors’ products; competitive and pricing pressures, including actions taken by competitors; supply constraints and other disruptions affecting customers; changes in customer order patterns including order cancellations; and changes in the level of inventory at customers.

•	Intel operates in highly competitive industries and its operations have high costs that are either fixed or difficult to reduce in the short term.

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The tax rate expectation is based on current tax law and current expected income. The tax rate may be affected by the jurisdictions in which profits are determined to be earned and taxed; changes in the estimates of credits, benefits and deductions; the resolution of issues arising from tax audits with various tax authorities, including payment of interest and penalties; and the ability to realize deferred tax assets.

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Gains or losses from equity securities and interest and other could vary from expectations depending on gains or losses on the sale, exchange, change in the fair value or impairments of debt and equity investments; interest rates; cash balances; and changes in fair value of derivative instruments.

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Intel's results could be affected by adverse economic, social, political and physical/infrastructure conditions in countries where Intel, its customers or its suppliers operate, including military conflict and other security risks, natural disasters, infrastructure disruptions, health concerns and fluctuations in currency exchange rates.

•	Intel’s results could be affected by the timing of closing of acquisitions, divestitures and other significant transactions.

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Intel's results could be affected by adverse effects associated with product defects and errata (deviations from published specifications), and by litigation or regulatory matters involving intellectual property, stockholder, consumer, antitrust, disclosure and other issues, such as the litigation and regulatory matters described in Intel's SEC filings. An unfavorable ruling could include monetary damages or an injunction prohibiting Intel from manufacturing or selling one or more products, precluding particular business practices, impacting Intel’s ability to design its products, or requiring other remedies such as compulsory licensing of intellectual property.

A detailed discussion of these and other factors that could affect Intel’s results is included in Intel’s SEC filings, including the company’s most recent reports on Form 10-K and Form 10-Q.

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About Intel
Intel (NASDAQ: INTC) is a world leader in computing innovation. The company designs and builds the essential technologies that serve as the foundation for the world’s computing devices. As a leader in corporate responsibility and sustainability, Intel also manufactures the world’s first commercially available “conflict-free” microprocessors. Additional information about Intel is available at newsroom.intel.com and blogs.intel.com, and about Intel’s conflict-free efforts at conflictfree.intel.com.

Intel, Core and the Intel logo are trademarks of Intel Corporation in the United States and other countries.
* Other names and brands may be claimed as the property of others.